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                                                                       EXHIBIT 5

                                 January 6, 2003

Cardinal Health, Inc.
7000 Cardinal Place
Dublin, OH  43017


Ladies and Gentlemen:

            I have acted as counsel to Cardinal Health, Inc., an Ohio corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Act"), relating to the issuance of up to 50,000 common shares, without par value (the "Common Shares"), of the Company pursuant to the Syncor International Corporation Employees' Savings and Stock Ownership Plan, as Amended and Restated (the "Plan").

            In connection with the foregoing, I have examined: (a) the Amended and Restated Articles of Incorporation, as amended, and Restated Code of Regulations, as amended, of the Company, (b) a copy of the Plan, and (c) such records of the corporate proceedings of the Company and such other documents as I deemed necessary to render this opinion. I have assumed that the copy of the Plan I reviewed is the form approved by the Board of Directors of Syncor International Corporation (or a committee thereof).

            Based on such examination, I am of the opinion that the Common Shares available for issuance under the Plan, when issued, delivered and paid for in accordance with the terms and conditions of the Plan, will be legally issued, fully paid and nonassessable.

            For purposes of the opinions given herein, I do not purport to be a member of the Bar of, or an expert on the laws of, any jurisdiction other than the State of Ohio, and I express no opinion herein as to the laws of any jurisdiction other than the laws of the State of Ohio.

            I hereby consent to the filing of this Opinion as Exhibit 5 to the Registration Statement and the reference to me in Item 5 of Part II of the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of person whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.


                                Very truly yours,

                                /s/ Amy H. Hunsaker

                                Amy H. Hunsaker, Esq.
                                Assistant General Counsel,
                                Securities and Corporate Governance